Exhibit 4.4

 CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B
                   CONVERTIBLE PREFERRED STOCK

                               OF

                    ICN PHARMACEUTICALS, INC.

  Pursuant to Section 151 of the General Corporation Law of the
                        State of Delaware


          The undersigned, David C. Watt, Executive Vice President, General Counsel and Corporate Secretary of ICN Pharmaceuticals, Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations, Preferences and Rights and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolution:

          RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation which authorizes 10,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"), the Board of Directors hereby fixes the powers , designations, preferences and relative, participating, optional and other special rights, and the qualification, limitations and restrictions, of a series of Preferred Stock as follows:

          (1) NUMBER AND DESIGNATION.  50,000 shares of the
Preferred Stock of the Corporation shall be designated as Series
B Convertible Preferred Stock (the "Series B Preferred Stock").

          (2) RANK. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes or series of equity securities of the Corporation, including the Corporation's common stock, $.01 par value ("Common Stock"), except with respect to a class or series of Parity Securities (as defined below) created by the Corporation after the Initial Issuance Date (as defined in paragraph (3)(a) hereof) in accordance with the terms of this Certificate of Designations. All equity securities of the Corporation to which the Series B Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding
up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be.

          (3) DIVIDENDS. (a) The Corporation shall pay on March 27, June 27, September 27 and December 27 (each of such dates being a "Dividend Date" and each of such quarterly periods being a "Dividend Period") of each twelve-month period following the date of the initial issuance of the Series B Preferred Stock (the "Initial Issuance Date"), a dividend per share of Series B Preferred Stock, at a rate per annum of 6%, payable, at the option of the Corporation, (i) in cash equal to 6% of the Liquidation Value (as defined in paragraph (4)(a) hereof) divided by 4, (ii) in shares of Common Stock (with any fractional shares being rounded up or down to the nearest whole share) equal to a number of shares of Common Stock determined by dividing the amount determined pursuant to clause (i) by the Current Market Price Per Common Share (as defined in paragraph (7)(g) hereof) or
(iii) a combination of cash and shares of Common Stock; PROVIDED, HOWEVER, that the cash or the number of shares of Common Stock payable as a dividend for the initial Dividend Period, or any other period shorter of longer than a full Dividend Period, on the Series B Preferred Stock shall be computed by multiplying the result of the calculation in clause (i) by a fraction the numerator of which shall be the number of days in such Dividend Period and the denominator of which shall be 90; and PROVIDED, FURTHER, that no dividends shall be payable with respect to shares of Series B Preferred Stock converted into Common Stock for the period following the most recent Dividend Date occurring prior to the date of conversion. If dividends are not paid in cash, then out of funds legally available therefor, the Board of Directors of the Corporation shall declare and pay the dividends in shares of Common Stock. Dividends shall be cumulative from the Initial Issuance Date. Each such dividend shall be issuable or payable to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the record date applicable to the Dividend Date, which shall be no less than 10 and no more than 30 days preceding the applicable Dividend Date thereof. Accrued and unissued or unpaid dividends for any past Dividend Periods may be issued or paid at any time, without reference to any Dividend Date, to holders of record at such time of payment.

          (b) Accrued dividends not paid on the applicable Dividend Date therefor, whether in cash or in stock, shall compound quarterly, at an interest rate per annum of 6%, from such Dividend Date until the date of payment of such dividend.

          (c) So long as any shares of the Series B Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on Parity Securities for any period unless
(i) full cumulative dividends have been or contemporaneously are paid on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities or (ii) all dividends declared upon shares of Series B Preferred Stock and Parity Securities shall have been declared and paid ratably in accordance with the respective amounts of dividends that would be declared and payable on the shares of Series B Preferred Stock and Parity Securities if all dividends thereon were declared and paid in full.

          (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (including, without limitation, dividends or distributions paid in shares of, or options warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other Parity Securities shall have been paid for all past Dividends Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Securities.

          (4) LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series B Preferred Stock shall be entitled to receive $1000 (the "Liquidation Value") per share of Series B Preferred Stock plus cash in an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders;
but such holders shall not be entitled to any further payment.
If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B
Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

          (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

          (5) OPTIONAL REDEMPTION. (a) CORPORATION'S OPTIONAL REDEMPTION (i) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series B Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share in an amount in cash equal to 120% of the Liquidation Value, together with cash in an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, without interest; PROVIDED, HOWEVER, that such right of redemption shall be exercisable by the Corporation only by delivery by the Corporation of a notice of redemption given at such time as the Current Market Price Per Common Share is less than $17.50 per share (subject to adjustment pursuant to the terms of paragraph (7)(g)(i) hereof).

          (ii) Shares of Series B Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to Series and may be redesignated and reissued as part of any series of the Preferred Stock; PROVIDED that no such issued and reacquired shares of Series B Preferred Stock shall be reissued or sold as Series B Preferred Stock.

          (b) PROCEDURE FOR OPTIONAL REDEMPTION. (i) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share).

          (ii) In the event the Corporation shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, to each holder of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; PROVIDED that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series B Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (I) the Trading Days and Daily Prices (as hereinafter defined) being used to determine the eligibility of the Corporation to exercise its right of redemption; (II) a redemption date not less than 30 nor more than 60 days following the date of mailing of the notice;
(III) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (IV) the redemption price; (V) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (VI) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid.
In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (6) REDEMPTION AT THE OPTION OF THE HOLDER. (a) FAILURE TO REGISTER COMMON STOCK. (i) If the Corporation shall have failed to have registered with the Securities and Exchange Commission (the "SEC") the Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the terms of paragraph (7) hereof and all shares of Common Stock issuable as dividends upon the Series B Preferred Stock within 180 days of the Initial Issuance Date or (ii) if such registration shall for any reason (including, but not limited to, those specified in paragraph (6)(c) hereof) at any time or from time to time cease to be in effect for a period in excess of an aggregate of 180 days in any 360 day period, then any holder of Series B Preferred Stock may demand that the Corporation effectuate redemption of any or all of such holder's Series B Preferred Stock in the manner set forth in paragraph (6)(d) hereof at a redemption price per share in an amount in cash equal to 130% of the Liquidation Value, together with cash in an amount equal to accrued and unpaid dividends thereon (plus accrued interest, if any, on unpaid dividends in accordance with paragraph (3)(b)) to the date of redemption, without interest; PROVIDED, HOWEVER, that if prior to the delivery of the demand for redemption pursuant to clauses (i) or (ii) the Corporation shall have cured such failure to register or to keep such registration effective, then the right of any holder of Series B Preferred Stock to demand such redemption shall terminate (subject to reassertion in the event of a subsequent failure to keep such registration effective) unless the demand is made within the sixty (60) day period following the Corporation's cure of such failure; and PROVIDED FURTHER, (x) in the case of the failure to register set forth in clause (i) above, if such registration shall cease to be in effect for an aggregate of more than sixty (60) days in the 360 day period following the initial effective date of such registration, and (y) in the case of the failure to keep such registration effective as set forth in clause (ii) above, if such registration shall cease to be in effect for an aggregate of more than sixty (60) days in the 180 day period following the Corporation's cure (a "Subsequent Registration Failure"), then the aforesaid right to demand redemption by holders of the Series B Preferred Stock may be exercised by written demand given within sixty (60) days of the cure of such Subsequent Registration Failure.

          (b)  SUSPENSION OF TRADING IN COMMON STOCK.   In the
event that at any time or from time to time after the Initial Issuance Date trading in the shares of Common Stock is suspended on the principal market or exchange for such shares (including the National Market of the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ")), for a period of seven consecutive Trading Days (as defined in paragraph
(7)(a)(ii) hereof), other than as a result of the suspension of trading in securities in general, or if such shares of Common cease to be listed for trading on a national securities exchange or NASDAQ, then, any holder of shares of Series B Preferred Stock may demand that the Corporation effectuate the redemption of any or all of such holder's shares of Series B Preferred Stock, in the manner set forth in paragraph (6)(d) hereof at a redemption price per share in cash equal to 130% of the Liquidation Value, together with cash in an amount equal to the accrued and unpaid dividends thereon (plus accrued interest, if any, on unpaid dividends in accordance with paragraph (3)(b)) to the date of redemption, without interest; PROVIDED, HOWEVER, that if prior to the delivery of the demand for redemption, such trading of Common
Stock shall have resumed or relisting shall have occurred, then the right of any holder to demand such redemption shall terminate unless such demand is made within sixty (60) days of such resumption of trading or relisting of the Common Stock.

          (c) BLACKOUT PERIOD. In the event that at any time or from time to time (I) any holder of shares of Series B Preferred Stock receives a notice from the Corporation relating to the Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the terms of paragraph (7) hereof and as dividends upon the Series B Preferred Stock stating that (A) the SEC has made a request for an amendment or supplement with respect to any registration statement or related prospectus relating to such Common Stock (a "Registration Statement"), (B) the SEC has issued a stop order suspending the effectiveness of a Registration Statement or has initiated a proceeding for such purpose, (C) any representation or warranty of the Corporation contained in any agreement entered into in order to expedite or facilitate the disposition of such Common Stock has ceased to be true and correct in all material respects so that the Common Stock may not be sold in accordance with the intended plan of distribution, (D) the Corporation has received a notice with respect to the suspension of the qualification of the Common Stock for sale in any material jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) an event has occurred the result of which is that the prospectus included in a Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, (F) the Corporation has made a reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which makes further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment, or (G) the Corporation has decided to suspend the use of any Registration Statement for a reasonable length of time in order to (i) avoid disclosing any corporate development that the Corporation is not otherwise obligated to disclose or (ii) satisfy SEC requirements relating to the financial statements of businesses acquired, or (II) trading in the shares of Common Stock shall be suspended as set forth in paragraph (6)(b) hereof, then the Mandatory Conversion Date (as defined in paragraph (7)(a)(ii) hereof) shall be automatically extended for a period equal to 1.5 times the number of days in any Blackout Period (rounded up to the next whole day). For the purposes hereof, the term "Blackout Period" refers to the period from and including the date of receipt of the notice of any event described in (I) or the suspension of trading as set forth in
(II) to and including the date of written advice from the Corporation that (w) in the case of clause (I)(A), (B), (E), (F) or (G) above the use of the applicable prospectus contained in any Registration Statement may be resumed, accompanied by any required supplemented or amended prospectuses or additional or supplemental filings, (x) in the case of clause (I)(D) above, such suspension has been lifted, (y) in the case of clause (I)(C) above, the condition which caused such material inaccuracy has ceased to exist (whether by amendment or supplement to the prospectus or otherwise), or (z) in the case of clause (II) above the resumption of trading in shares of Common Stock.

          (d) PROCEDURE FOR REDEMPTION AT THE OPTION OF THE HOLDERS. (i) In the event that the Corporation shall receive from any holder of Series B Preferred Stock a demand to effect redemption of any or all of such holder's outstanding shares of Series B Preferred Stock pursuant to any provision contained in paragraphs (6)(a), (6)(b) or (7)(d)(ii) hereof, then the Corporation shall effect such redemption in the following manner:
Within 15 days following the receipt by the Corporation of such demand, the Corporation shall mail to such holder of Series B Preferred Stock a notice (the "Mandatory Redemption Notice"), addressed to such holder at the mailing address shown on the records of the Corporation, containing all instructions and materials necessary to enable such holder of Series B Preferred Stock to surrender his shares of Series B Preferred Stock for redemption and shall state: (I) a redemption date not later than 45 days after the date of receipt by the Corporation of the demand for redemption from such holder of shares of Series B Preferred Stock, (II) the redemption price, (III) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (IV) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (ii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares surrendered for redemption), dividends on the shares of Series B Preferred Stock for which a notice of redemption has been sent shall cease to accrue, and all rights of the holders thereof with respect to such shares surrendered for redemption as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates representing shares of Series B Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the Mandatory Redemption Notice shall so state), such surrendered shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (7) CONVERSION. (a) (i) OPTIONAL CONVERSION. (I) Subject to the provisions of this paragraph (7), each holder of the shares of Series B Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of Series B Preferred Stock of such holder, in whole or in part, into fully paid and non-assessable shares of Common Stock; PROVIDED, HOWEVER, that no holder of Series B Preferred Stock shall at any one time convert fewer than the lesser of (x) that number of shares of Series B Preferred Stock that would then be convertible into 10,000 shares of Common Stock and (y) all shares of Series B Preferred Stock then owned by such holder; and PROVIDED FURTHER that no holder of Series B Preferred Stock shall be entitled to convert any shares of Series B Preferred Stock in excess of the applicable
Conversion Limit, if any. The "Conversion Limit" shall be in effect only in the first two six-month periods following the Initial Issuance Date and shall be equal to (I) for the first six-month period following the Initial Issuance Date, thirty percent (30%) of the total number of shares of Series B Preferred Stock held on the Initial Issuance Date by such holder of Series B Preferred Stock, and (II) for the second six-month period following the Initial Issuance Date, sixty-five percent
(65%) of the total number of shares of Series B Preferred Stock held on the Initial Issuance Date by such holder of Series B Preferred Stock, less the number of shares of Series B Preferred Stock actually converted by the holder during the first six-month period following the Initial Issuance Date. If any shares of Series B Preferred Stock are transferred following the Initial Issuance Date, then so long as the Conversion Limit is in effect, the successor holder of such Series B Preferred Stock shall have the right to convert only that number of shares of Series B Preferred Stock transferred that is determined by multiplying (x) the remaining number of shares that may be converted by the transferor prior to such transfer by (y) a fraction the numerator of which is the number of shares of Series B Preferred Stock being transferred and the denominator of which is the total number of shares of Series B Preferred Stock held by the transferor before such transfer; with the number of shares of Series B Preferred Stock that may be converted by the transferor being reduced by such amount; subject, in the case of a transfer that occurred in the first six-month period following the Initial Issuance Date, to proportional increase during the second six-month period following the Initial Issuance Date to reflect the increase in the Conversion Limit. Any such transfer shall require the transferor to send a notice of transfer to the Conversion Monitor stating the number of shares being transferred by the transferor and the transferor's calculation of the number of shares of Series B Preferred Stock that the transferor and the transferee may convert subsequent to such transfer (the "Subsequent Conversion Rights"). The Conversion Monitor shall confirm the Subsequent Conversion Rights calculation and inform the Corporation of the transfer and the calculation of the Subsequent Conversion Rights. The "Conversion Monitor" for the Series B Preferred Stock shall be CIBC-Wood Gundy Securities Corporation, 425 Lexington Avenue, New York, New York 10017. The Conversion Limit shall no longer be applicable following the first time that (v) the Current Market Price Per Common Share as of any date exceeds $30.00 (which price shall be subject to adjustment from time to time in accordance with the provisions of paragraph (7)(g)(i) hereof), (w) the Corporation executes a definitive agreement that would result in the majority of the outstanding Common Stock being owned by any Person or group (within the meaning of Section 13(d)(3) of the Securities
Exchange Act of 1934, as amended), (x) the Corporation or any of its Subsidiaries executes a definitive agreement that would result in a sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in a single transaction or a series of related transactions, (y) a tender offer or an exchange offer is commenced by any Person or group (other than the Corporation or an Affiliate (as defined in paragraph (8)(a) hereof) of the Corporation) for all or any portion of the outstanding shares of Common Stock as a result of which such Person or group would beneficially own a majority of the outstanding Common Stock or
(z) the Corporation or an Affiliate of the Corporation shall commence a tender offer or exchange offer for 20% or more of the outstanding Common Stock.

          (II) The number of shares of Common Stock deliverable upon conversion of a share of Series B Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio shall be determined by dividing (x) the Liquidation Value per share of Series B Preferred Stock, plus unpaid dividends to the last Dividend Date occurring prior to the date of conversion (and interest, if any, thereon) as provided in paragraph (3) hereof, by (y) the product of (I) the Current Market Price Per Common Share and (II) the Conversion Multiple (as defined below), but in no event shall the Conversion Ratio result in an issuance price per share of Common Stock of less than $0.01 per share. The "Conversion Multiple" shall be equal to (a) for the first three-month period following the Initial Issuance Date, 0.97, (b) for the second three-month period following the Initial Issuance Date, 0.95, and (c) for any period subsequent to the first six-month period following the Initial Issuance Date, 0.91; PROVIDED, HOWEVER, that the Conversion Multiple shall be permanently reduced (A) by 0.01 commencing ninety days following the Initial Issuance Date if the Common Stock issuable upon conversion of the Series B Preferred Stock and the Common Stock issuable as dividends on the Series B Preferred Stock shall not have been registered with the SEC by such ninetieth day; (B) by a further 0.03 commencing one hundred twenty days following the Initial Issuance Date if the Common Stock issuable upon conversion of the Series B Preferred Stock and the Common Stock issuable as dividends on the Series B Preferred Stock has not been registered with the SEC by such one hundred twentieth day; and (C) by a further 0.05 at the expiration of each thirty day period thereafter if the Common Stock has not been registered with the SEC within such thirty day period; PROVIDED FURTHER that, in addition to and not in limitation of the foregoing, the Conversion Multiple shall be permanently reduced (A) by 0.01 at any time that the total number of days that constitute a Blackout Period during any 360 day period exceeds 90 days and (B) by a further 0.01 for each additional 30 days that constitute a Blackout Period during any such 360 day period; and PROVIDED FURTHER that the Conversion Multiple shall at no time be reduced to less than 0.01. Notwithstanding any call for redemption pursuant to paragraphs
(5) or (6), the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the redemption date unless the Corporation shall default in making payment of the amount payable upon such redemption.

               (ii) MANDATORY CONVERSION.  At the Mandatory
Conversion Date (as defined below), all shares of Series B Preferred Stock outstanding at such time shall be automatically converted into Common Stock at the then applicable Conversion Ratio in accordance with the terms of this paragraph (7), without notice. The "Mandatory Conversion Date" shall be the day that is the fifth anniversary of the Initial Issuance Date (or, if the Mandatory Conversion Date is extended pursuant to the provisions of paragraphs (6)(c) or (7)(d)(ii) hereof or pursuant to clause
(ii) below, such later date); PROVIDED, HOWEVER, that (i) if such day is not a Trading Day, then the Mandatory Conversion Date shall mean the Trading Day immediately following the applicable Mandatory Conversion Date and (ii) if the Current Market Price Per Common Share is less than $20 per share (which price shall be subject to adjustment from time to time in accordance with the provisions of paragraph (7)(g)(i) hereof) at any time during the 90 days preceding such fifth anniversary of the Initial Issuance Date (or, if the Mandatory Conversion Date is extended pursuant to the provisions of paragraphs (6)(c) or (7)(d)(ii) hereof or pursuant to this clause (ii), such later date), then the Mandatory Conversion Date shall be extended for six months. A "Trading Day" means any day that is not a Saturday, a Sunday or a legal holiday or a day on which the New York Stock Exchange ("NYSE") is authorized to or does close.

          (b) (i) In order to convert shares of Series B Preferred Stock, the holder of the shares of Series B Preferred Stock to be converted shall (i) deliver to the transfer agent for the Series B Preferred Stock, which transfer agent shall at all times be the transfer agent for the Common Stock (the "Transfer Agent"), by facsimile, hand delivery, certified or registered mail or air courier guaranteeing overnight delivery, a written notice of election to convert substantially in the form included on the reverse of the certificate for the shares of Series B Preferred Stock, completed and signed, specifying the number of shares of Series B Preferred Stock to be converted and (ii) surrender the certificate(s) representing such shares at the offices of the Transfer Agent (which surrender may occur simultaneously with or as promptly as practicable following the delivery of notice of election to convert). Any notice of conversion will be irrevocable. A copy of the written notice of conversion shall also be delivered to the Corporation and to the Conversion Monitor but failure to do so shall not affect the validity of the notice of conversion. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Transfer Agent, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

               (ii) As promptly as practicable (and in any event within two Trading Days) after the surrender by the holder of the certificates for shares of Series B Preferred Stock as aforesaid, the Transfer Agent shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (7).

               (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date (the "Conversion Effective Date") on which proper notice of election to convert shall have been received by the Transfer Agent as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of Series B Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. On the Conversion Effective Date, the shares of Series B Preferred Stock being converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except for the right to receive the Common Stock and other amounts payable pursuant to this paragraph (7).

          (c) (i) Upon delivery to the Transfer Agent by a holder of shares of Series B Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series B Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid; PROVIDED, HOWEVER, that such notice of election to convert shall be received by the Transfer Agent prior to the date of redemption specified in such notice of redemption.

               (ii) From the date of delivery to the Transfer Agent by a holder of shares of Series B Preferred Stock of a notice of election to convert, in lieu of dividends on such Series B Preferred Stock pursuant to paragraph (3), such Series B Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid to holders of record of the Common Stock on or after the Conversion Effective Date.

          (d) (i) The Corporation covenants that it will reserve and keep available, free from preemptive rights, 4,000,000 of its authorized but unissued shares of Common Stock for the purposes of (x) effecting conversions of the Series B Preferred Stock and (y) issuance as dividends on the Series B Preferred Stock. The number of shares of Common Stock so reserved may be reduced from time to time in proportion to the number of shares of Series B Preferred Stock converted pursuant to the conversion rights contained herein and the number of shares so reserved shall be increased or decreased to reflect stock splits, reverse stock splits, stock dividends and distributions.

               (ii) If the Corporation does not have a sufficient number of shares of Common Stock available for issuance upon conversion of the Series B Preferred Stock or the payment of dividends payable on the next succeeding Dividend Date in shares of Common Stock, the Corporation shall so notify the holders of the Series B Preferred Stock. If such condition shall remain unremedied for a period of ninety (90) days, then (A) any holder of shares of Series B Preferred Stock may demand that the Corporation effectuate the redemption of any or all of such holder's shares of the Series B Preferred Stock in the manner set forth in paragraph (6)(d) hereof at a redemption price per share in cash equal to 130% of the Liquidation Value, together with cash in an amount equal to the accrued and unpaid dividends thereon (plus accrued interest, if any, on unpaid dividends in accordance with paragraph (3)(b)) to the date of redemption, without interest; PROVIDED, HOWEVER, that if prior to the delivery of the demand for redemption the Corporation shall have cured such condition, the right of the holder to demand such redemption shall terminate (subject to reinstitution in the event of a subsequent failure to satisfy such condition) unless the demand is made within the sixty (60) day period of the Corporation's cure of such condition, and (B) the Mandatory Conversion Date shall be automatically extended for a period equal to 1.5 times the number of days in excess of 90 during which such condition remains unremedied.

          (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect to the issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock pursuant hereto; PROVIDED that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be converted (and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.)

          (f) In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in an amount equal to such fractional interest multiplied by the Daily Price (as defined in paragraph (g)(iv) hereof) per share of Common Stock on the date on which such shares of Series B Preferred Stock are deemed to have been converted or if such date is not a Trading Day, the immediately preceding Trading Day.

          (g) (i) In case at any time during a Valuation Period the Common Stock shall trade "ex" (I) a dividend or distribution payable in Common Stock, (II) a subdivision or split of the outstanding Common Stock, or (III) a combination or reclassification of the outstanding Common Stock into a smaller number of shares (unless, in the case of (I), (II), or (III), the Common Stock shall trade with due bills, in which case when the Common Stock trades separate from the due bills), then the Daily Price for the days within such Valuation Period occurring prior to such date shall be proportionately adjusted (but only in respect of Series B Preferred Stock converted within such Valuation Period). In addition, the Current Market Prices Per Common Share numbers set forth in paragraphs (5)(a) (initially $17.50), (7)(a)(i)(I) (initially $30.00) and (7)(a)(ii)
(initially $20.00) shall be proportionately adjusted on or after such date by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such date and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares on such date.

               (ii) In case the Corporation shall at any time (I) merge or consolidate with or into any other corporation or other entity or Person (whether or not the Corporation is the surviving corporation), or there occurs any other corporate reorganization or transaction or series of related transactions, and as a result thereof the shareholders of the Corporation pursuant to such merger, consolidation, reorganization or other transaction own less in the aggregate than 50% of the voting power or equity of the ultimate parent corporation or other entity surviving or resulting from such merger, consolidation, reorganization or other transaction or (II) the Corporation transfers all or substantially all of the Corporation's assets to any other corporation or other entity or Person, then the effective date of such merger, consolidation, reorganization, transaction or transfer shall be deemed to be a Mandatory Conversion Date and all shares of Series B Preferred Stock outstanding at such time shall be automatically converted into Common Stock at the then applicable Conversion Ratio in accordance with the terms of this paragraph (7), without notice.

               (iii) In the event that at any time or from time to time, the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than as provided for elsewhere in this paragraph (7)), then and in each such event each holder of Series B Preferred Stock shall have the right thereafter to convert such Series B Preferred Stock into the kind of stock or securities or property receivable upon such reorganization, recapitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or the market price of the securities or property or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Current Market Price Per Common Share) issued in connection with the above described transactions.

          (iv) With respect to any date on which a determination is required to be made with respect to the value of the Common Stock (which in the case of optional conversion of the Series B Preferred Stock shall be the date on which proper notice of election to convert is delivered), (I) the "Current Market Price Per Common Share" shall be deemed to be the average of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 5 consecutive Trading Days immediately prior to such date (such 5 consecutive Trading Day period being referred to herein as the "Valuation Period"); and (II) "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the NYSE, the lowest reported sales price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the lowest reported sales price on such day as reported by the principal national securities exchange on which the shares are listed and traded;
(3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the lowest reported sale price on such day on NASDAQ; or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the lesser of (A) the lowest sales price and (B) the average of the last reported bid and asked price on such day as reported by NASDAQ. If during a Valuation Period, (i) the Corporation fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock), assets or other property (other than regular quarterly dividends on the Common Stock not exceeding an annual rate equal to the greater of $.40 per share (subject to proportional adjustment for stock dividends, splits, reverse stock splits, combinations and reclassifications in accordance with paragraph (g)(i) hereof) or 1.5% of the then Current Market Price Per Common Share), (ii) the Corporation issues or sells any Common Stock (other than pursuant to a stock dividend, split, combination or reclassification contemplated by paragraph (g)(i) hereof) for a consideration per share less than the Current Market Price Per Common Share immediately prior to such issuance or sale, (iii) the Corporation fixes a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price Per Common Share immediately prior to such record date or issuance, then the Corporation shall so notify on such record date or issuance or sale date, as the case may be, each holder of the Series B Preferred Stock specifying the terms of such transaction or proposed transaction in reasonable detail, and for purposes of computing the Conversion Ratio in the event that a notice of election to convert is delivered by a holder of shares of Series B Preferred Stock within five Trading Days of such distribution, issuance or record date, the Valuation Period shall be deemed to include only those Trading Days (though less than five) that occur on or after such distribution, issuance or record date, as the case may be.

               (v) No adjustment to the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the Conversion Ratio; PROVIDED HOWEVER, that any adjustments which by reason of this paragraph
(g)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g) shall be made to the nearest four decimal points.

               (vi) In the event that, at any time as a result of the provisions of this paragraph (g), the holder of any shares of Series B Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of Series B Preferred Stock shall thereafter be subject to adjustment from time to time in manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (vii)     The Corporation shall not effect any
stock split, reverse stock split, subdivision, combination, consolidation, merger or reclassification within five Trading
Days of the Mandatory Conversion Date.

               (viii) The Corporation shall not make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in shares of additional Common Stock, with an effective date within five Trading Days of the Mandatory Conversion Date.

               (ix) In the event of a dispute between a holder of shares of Series B Preferred Stock and the Corporation with respect to any of the adjustments required pursuant to the provisions of this paragraph (g), then the Series B Preferred Stock shall be converted in a manner consistent with the Schedule of Computations delivered as set forth in paragraph (7)(h) below. Such holder of shares of Series B Preferred Stock shall then be entitled, within 60 days of receipt of the Schedule of Computations, to submit such dispute to the American Arbitration Association for resolution according to then applicable rules thereof, which determination shall be final and binding. If it shall be determined that a holder of Series B Preferred Stock should have received additional shares of Common Stock upon such conversion (the "Undelivered Shares") then, within three Trading Days of receipt of written notice of such determination, the Corporation shall issue to such holder that number of additional shares of Common Stock as shall have a value, based upon the then Current Market Price Per Common Share, as shall equal the Undelivered Shares times the Current Market Price Per Common Share on the date of conversion. The cost of such proceeding shall be shared 50% by the holder or holders of shares of Series B Preferred Stock involved in such dispute and 50% by the Corporation, except that the prevailing party, as determined by the arbitrator presiding over the arbitration, shall be entitled to recover reasonable attorney's fees, in addition to other costs and expenses and any other available remedy.

          (h) All adjustments pursuant to this paragraph (7) shall be notified in writing to the holders of this Series B Preferred Stock within five (5) Trading Days of the occurrence thereof. Such notice shall be accompanied by a Schedule of Computations of the adjustments and such Schedule of Computations shall be accompanied by a certificate of concurrence by the independent public accountants of the Corporation.

          (8) COVENANTS. (a) The following terms, as used in this paragraph (8), have the following meanings:

          "Affiliate" means, when used with reference to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

          "Consolidated Net Income" for any period means the aggregate of the net income (or loss) of any Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles ("GAAP") as in effect on the Initial Issuance Date, after reduction of net income in respect of the payment of dividends on any preferred stock, PROVIDED that (i) the net income of any Person (other than a Subsidiary of such Person) in which any other individual, partnership, corporation, limited liability company, trust or unincorporated organization or other entity (other than such Person or any of its Subsidiaries) has a joint interest (which interest does not cause the net income of such Person to be consolidated into the net income of the Corporation in accordance with GAAP) shall be included only to the extent of the amount of cash dividends or distributions paid or loans made to such Person or its Subsidiaries by such other individual, partnership, corporation, limited liability company, trust or unincorporated organization or other entity in such period, (ii) the net loss of any Person (other than a Subsidiary of such Person) in which any other individual, partnership, corporation, limited liability company, trust or unincorporated organization or other entity (other than such Person or any of its Subsidiaries) has a joint interest (which interest does not cause the net loss of such Person to be consolidated into the net income or loss of the Corporation in accordance with GAAP) shall not be included, (iii) the net income (but not loss) of any Subsidiary that is subject to any restriction or limitation on the payment of dividends or the payment of other distributions (including loans or advances) by operation of the terms of its charter or by agreement, instrument, judgment, decree, order, structure, or governmental regulation applicable to the Subsidiary shall be excluded to the extent of such restriction or limitation and included to the extent of the amount of cash dividends or distributions paid or loans made to such Person or its Subsidiaries in such period and to the extent that at the time of determination such income can be repatriated by a Subsidiary of such Person incorporated or primarily engaged in business outside the United States or Canada in the form of principal repayments on intercompany accounts then in existence,
(iv) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (v) expenses incurred in the acquisition of any Person in a pooling of interests transaction shall be excluded and (vi) non-recurring gains shall be excluded in determining net income.

          "Disqualified Capital Stock" means any Capital Stock of the Corporation that, by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event would be, required to be repurchased, including at the option of the holder thereof, in whole or in part, or has, or upon the happening of an event would have, a redemption or similar payment, including a principal payment, due, on or prior to the Mandatory Conversion Date (without regard to any extensions thereof).

          "Investments" means, with respect to any Person, any direct or indirect advances, loans or other extensions of credit or capital contributions (excluding commissions, travel and advances to officers and employees made in the ordinary course of the business and consistent with past practice and contributions to employee benefit plans) by such Person to (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise), or purchases or other acquisitions by such Person or Capital Stock, bonds, notes, debentures or other securities issued by, any other Person or purchases of assets constituting the purchase of a business or line of business and all other items which are or would be classified as investments on the balance sheet of such Person prepared in accordance with GAAP.

          "Net Cash Proceeds" means (i) in the case of any sale of Capital Stock by the Corporation, the aggregate net proceeds received in cash by the Corporation, after payment of expenses, commissions and other costs incurred in connection therewith, and
(ii) in the case of any exchange, exercise, conversion or surrender of outstanding securities of the Corporation or its Subsidiaries for or into shares of Capital Stock of the Corporation, the net carrying value of such outstanding securities on the books of the Corporation on the date of such exchange, exercise, conversion or surrender plus any additional amount of cash required to be paid by the holder to the Corporation upon such exchange, exercise, conversion or surrender, and less any and all payments (excluding such Capital Stock) made to the holders, and less all expenses incurred by the Corporation in connection therewith.

          "Person" means any individual, partnership, corporation, limited liability company, trust or unincorporated organization or other entity.

          "Restricted Payment" means (i) any Stock Payment or
(ii) any other direct or indirect Investments by the Corporation in any Affiliate of the Corporation or its Subsidiaries, excluding Investments in direct or indirect Subsidiaries of the Corporation.

          "Stock Payment" means (i) with respect to the Corporation, any dividend, either in cash or in property (except dividends payable in Common Stock of the Corporation and dividends payable in cash on the Series B Preferred Stock), on, or the making by the Corporation of any other distribution in respect of, its Capital Stock, now or hereafter outstanding, or the redemption, repurchase, retirement or other acquisition for value by the Corporation, directly or indirectly, of its Capital Stock (other than the Series B Preferred Stock), or any warrants, rights or options to purchase or acquire shares of any class of its Capital Stock (other than the Series B Preferred Stock), now or hereafter outstanding, and (ii) with respect to any Subsidiary of the Corporation, any such dividend or distribution in respect of, or any redemption, repurchase, retirement or other acquisition of, its Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of its Capital Stock or the Capital Stock of the Corporation, now or hereafter outstanding, except with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock owned by the Corporation or a Subsidiary of the Corporation.

          "Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which 50% or more of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

          (b) RESTRICTED PAYMENT. The Corporation shall not, and shall cause its Subsidiaries not to, directly or indirectly, make a Restricted Payment, unless, at the time thereof the aggregate amount expended for all such purposes, including the Restricted Payment (the amount expended for such purposes, if other than cash, to be the fair market value of such property determined as provided below) shall not exceed the sum of (A) (i) in the case of a Stock Payment $0 and (ii) in the case of an Investment $100,000,000, plus (B) 50% of the aggregate Consolidated Net Income (or, in the case such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss) earned subsequent to the Initial Issuance Date to the end of the fiscal quarter immediately preceding such Restricted Payment (treated as a single accounting period) plus (C) the aggregate Net Cash Proceeds received by the Corporation from any Person, other than a Subsidiary of the Corporation, subsequent to the Initial Issuance Date and prior to the date of the Restricted Payment, from the issuance or sale of Capital Stock (other than Disqualified Capital Stock) or upon the exercise of options, warrants or rights to purchase or subscribe for such Capital Stock (other than Disqualified Capital Stock), including Capital Stock (other than Disqualified Capital Stock) of the Corporation issued upon conversion of or in exchange for any debt securities of the Corporation (but excluding (1) any Capital Stock paid as a dividend on any Capital Stock or as interest on any indebtedness of the Corporation and (2) the issuance of Capital Stock upon the conversion, surrender or exchange of any Capital Stock), plus (D) solely in the case of an Investment, the amount (if any) of an Investment made after the Initial Issuance Date and previously included as a Restricted Payment if (and only for so long as) the Person with respect to which such Investment was made becomes a direct or indirect Subsidiary of the Corporation.

          (c) The foregoing provisions shall not prevent (i) the payment of any dividend within 30 days after the date of declaration if the dividend would have been permitted on the date of its declaration, (ii) the payment by the Corporation of regular quarterly dividends on its Common Stock not exceeding an annual rate equal to the greater of $.40 per share of Common Stock (subject to proportional adjustment for stock dividends, splits, reverse stock splits, combinations and reclassifications in accordance with paragraph (7)(g)(i) hereof) or 1.5% of the then Current Market Price Per Common Share or (iii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Corporation solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Corporation) of shares of Capital Stock (other than Disqualified Capital Stock); PROVIDED that (I) the amount of any such dividend shall be taken into account for purposes of determining whether any Restricted Payment can be made pursuant to paragraph (8)(b) above and (II) the Net Cash Proceeds from such sale (to the extent used to effect such purchase, redemption, acquisition or retirement) shall be excluded from clause (C) of paragraph (8)(b) above.

          (d) The amount of the Restricted Payment (other than cash) shall be the fair market value of such payment. Fair market value shall be determined by the Board of Directors of the Corporation; PROVIDED that the Board of Directors shall retain an independent appraiser to determine such fair market value if such Fair Market Value exceeds $15,000,000 in any single instance or related series of instances.

          (e) BELOW MARKET ISSUANCES. Except for issuances and sales after the Initial Issuance Date of (x) Common Stock having an aggregate Current Market Price Per Common Share at the time of issuance or sale of not more than $50,000,000 and (y) convertible preferred stock ranking pari passu with or junior to the Series B Preferred Stock and convertible into Common Stock at a conversion price that fluctuates based on the market price of the Common Stock at the time of conversion and to which a discount is applied in determining the number of shares of Common Stock issuable upon conversion, the Corporation shall not (i) issue or sell any Common Stock, (ii) fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) or (iii) issue rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or issue convertible securities, on terms which provide the purchaser of such shares of Common Stock an effective discount from the Current Market Price Per Common Share on the date of the applicable issuance or sale or the applicable record date for such issuance.

          (f) LIMITATION ON PAYMENT RESTRICTIONS. The Corporation shall not, and shall not permit any of its Subsidiaries to, create or otherwise suffer to exist or become effective any consensual restriction which by its terms limits the ability of such Subsidiary to (a) pay dividends or make other distributions on such Subsidiary's Capital Stock or pay any indebtedness owed to the Corporation or any other Subsidiary of the Corporation or (B) make any loans or advances to the Corporation or any other Subsidiary of the Corporation; PROVIDED that the foregoing covenant shall not be applicable to Subsidiaries of the Corporation neither incorporated in nor primarily engaged in business in the United States or Canada.

          (9) VOTING RIGHTS. (a) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph
(9) or as otherwise provided by law.

          (b) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock have not been paid in full, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series B Preferred shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, at a special meeting of the holders of the Series
B Preferred Stock called as hereinafter provided or by action taken by written consent. Whenever all arrears in dividends on the Series B Preferred Stock then outstanding shall have been paid, then the right of the holders of the Series B Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series B Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series B Preferred Stock, the Secretary of the Corporation may, and upon written request of any holder of Series B Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series B Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided, at which time the holders of shares of Series B Preferred Stock shall elect two directors for an additional term. If any vacancy shall occur among the directors elected by the holders of the Series B Preferred Stock, a successor shall be elected by the Board of Directors, upon nomination of the then remaining director elected by the holders of the Series B Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          (c) Without the written consent of a majority of the outstanding shares of Series B Preferred Stock or the vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Series B Preferred Stock; PROVIDED that any such amendment that changes (i) the dividend payable on or the liquidation preference of the Series B Preferred Stock, (ii) the rights of holders of Series B Preferred Stock to convert any shares of Series B Preferred Stock or the terms governing any such conversion or (iii) the right of any holder to demand the redemption of the Series B Preferred Stock, shall require the affirmative vote at a meeting of holders of Series B Preferred Stock called for such purpose or written consent of the holder of each share of Series B Preferred Stock.

          (d) Without the written consent of a majority of the outstanding shares of Series B Preferred Stock or the vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not (i) issue any additional Series B Preferred Stock, (ii) create, authorize or issue any securities senior to the Series B Preferred Stock or increase the authorized amount of any such class or series of securities or (iii) create, authorize or issue any Parity Securities or Junior Securities which provide a principal payment, a maturity date or a mandatory date of redemption (not at the option of the holder of such securities) on or prior to the Mandatory Redemption Date (as determined on the date of such creation, authorization or issuance without regard to any potential extensions thereof).

          (e) In exercising the voting rights set forth in this paragraph (9), each share of Series B Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter, then the Series B Preferred Stock and other series shall have with respect to such matters one vote per $1000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

          (10) GENERAL PROVISIONS. (a) The term "Person" as used herein has the meaning set forth in paragraph (8)(a) hereof.

          (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a Subsidiary.

          (c) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations, Preferences and Rights are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          IN WITNESS WHEREOF, ICN Pharmaceuticals, Inc., has caused this Certificate of Designations, Preferences and Rights to be signed and attested by the undersigned this 7th day of October, 1996.



                                   ICN PHARMACEUTICALS, INC.



                                   By:
                                        -----------------------
                                        Name:  David C. Watt
                                        Title:  Executive Vice
                                        President, General
                                        Counsel and Corporate
                                        Secretary